UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 19, 2015

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

The Board of Directors of SolarEdge Technologies, Inc. (the “Company”) has set the 2016 annual meeting of stockholders (the “2016 Annual Meeting”) for February 23, 2016 at 5:00 pm local time at 47505 Seabridge Drive, Fremont, CA.  The deadlines for the receipt of any stockholder proposals and director nominations to be considered at the 2016 Annual Meeting are set forth below.

Any stockholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2016 Annual Meeting must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 21, 2015.  Such proposals also need to comply with the Securities and Exchange Commission stockholder proposal rules, which (among other things) provide that to be eligible to submit a proposal, a stockholder must have continuously held at least $2,000 in market value, or 1%, of the Company’s securities entitled to vote on the proposal at the 2016 Annual Meeting, for at least one year by the date the proposal is submitted.

In addition, any stockholder seeking to bring business before the 2016 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director must provide timely notice, as set forth in the Company’s Amended and Restated Bylaws (the “Bylaws”).  Specifically, written notice of any such proposed business or nomination must be received by the Company’s Corporate Secretary at our principal executive offices no later than the close of business on December 4, 2015 (which is the tenth day following this public announcement of the date of the 2016 Annual Meeting ).  Any notice of proposed business or nomination also must comply with the notice and other requirements in our Bylaws and with any applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: November 24, 2015	By:	/s/ Ronen Faier
Name: Ronen Faier
Title: Chief Financial Officer